    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 1999
                                                   REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                  AMERICAN REAL ESTATE INVESTMENT CORPORATION

             (Exact name of Registrant as specified in its charter)

           MARYLAND                       84-1246585
 (State or other jurisdiction          (I.R.S. Employer
              of                     Identification No.)
incorporation or organization)

                       620 W. GERMANTOWN PIKE, SUITE 200
                      PLYMOUTH MEETING, PENNSYLVANIA 19462
                                 (610) 834-7950
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            ------------------------

                        AMERICAN REAL ESTATE INVESTMENT
                     CORPORATION AMENDED AND RESTATED 1993
                             OMNIBUS INCENTIVE PLAN
                            (Full title of the Plan)
                            ------------------------

                               JEFFREY E. KELTER
                                   PRESIDENT
                  AMERICAN REAL ESTATE INVESTMENT CORPORATION
                       620 W. GERMANTOWN PIKE, SUITE 200
                      PLYMOUTH MEETING, PENNSYLVANIA 19462
                                 (610) 834-7950
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

                            ROBERT E. KING, JR. ESQ.
                           BONNIE A. BARSAMIAN, ESQ.
                               ROGERS & WELLS LLP
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
         TITLE OF SECURITIES              AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
          TO BE REGISTERED               REGISTERED(1)          SHARE(2)             PRICE          REGISTRATION FEE
Common Stock, par value $.001 per
  share..............................   3,050,000 shares         $14.25           $43,462,500          $12,082.58

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with provisions of the plan.

(2) Estimated, pursuant to Rule 457(h), on the basis of the average of the high and the low prices of the Company's Common Stock reported on the American Stock Exchange on January 11, 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    We incorporate by reference into this Registration Statement the following documents which we previously filed with the Securities and Exchange Commission (the "Commission") under the File Number 1-12514:

        (a) our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

        (b) our Quarterly Reports on Form 10-Q for the calendar quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

        (c) our Current Report on Form 8-K filed January 23, 1998, our Current Report on Form 8-K/A filed February 24, 1998, our Current Reports on Form 8-K filed April 10, 1998 and May 15, 1998, our Current Report on Form 8-K/A filed June 10, 1998, our Current Report on Form 8-K filed July 7, 1998, our Current Report on Form 8-K/A filed July 14, 1998, our Current Report on Form 8-K filed August 13, 1998, our Current Report on Form 8-K filed September 3, 1998, our Current Report on Form 8-K filed November 13, 1998, our Current Report on Form 8-K filed December 18, 1998, our Current Report on Form 8-K filed January 8, 1999 and our Current Report on Form 8-K/A filed January 13, 1999;

        (d) the description of our Common Stock contained in our Registration Statement on Form 8-A filed on August 24, 1994 (including any amendments or reports filed for the purpose of updating such description); and

        (e) all other reports we have filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1997.

    When we file documents in accordance with Section 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this Registration Statement and the time we file a post-effective amendment to the Registration Statement saying all the securities which are the subject of that Registration Statement have been sold or deregistering any securities which have not been sold, the documents we file will be incorporated into this Registration Statement and will be a part of it beginning on the date the documents are filed. If any documents which we file changes anything said in this Registration Statement or in an earlier document which is incorporated into this Registration Statement, the later document will modify or supersede what is said in this Registration Statement or the earlier document.

    You may request a copy of these filings at no cost, other than exhibits to those documents which are not specifically incorporated by reference, by writing or telephoning us at the following address:

                  American Real Estate Investment Corporation
                       620 W. Germantown Pike--Suite 200
                      Plymouth Meeting, Pennsylvania 19462
                         Attention: Investor Relations
                           Telephone: (610) 834-7950

ITEM 4. DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by the Maryland General Corporation Law (the "MGCL"), our Charter provides that we shall indemnify (i) our directors and officers to the fullest extent required or permitted by Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by our Board of Directors or our By-laws and be permitted by law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

    The MGCL permits the Articles of Incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(1) it is provided that the person actually received an improper benefit or profit in money, property or services or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our Charter contains a provision providing for elimination of the liability of our directors or officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

    We have a director and officer liability insurance policy with a $5,000,000 limit of liability and a company retention of $75,000 in the aggregate for each claim.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8. EXHIBITS

  4.1   Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of our Form 8-K, filed with the Commission on
        December 22, 1997).
  4.2   By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 of our Form
        8-K, filed with the Commission on December 22, 1997).
  4.3   Amended and Restated Agreement of Limited Partnership of American Real Estate
        Investment, L.P. (incorporated by reference to Exhibit 10.1 of our Form 8-K, filed with the Commission on December 22, 1997).
  4.4   Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4(a)
        of our Amendment No.2 to Form S-11, filed with the Commission on October 8,
        1993).
  5.1   Opinion of Rogers & Wells LLP (Counsel).
  5.2   Opinion of Piper & Marbury L.L.P. (Counsel).
 23.1   Consent of Rogers & Wells LLP (included in Exhibit 5.1).
 23.2   Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2).
 23.3   Consent of Arthur Andersen LLP.
 24     Powers of Attorney (included on signature pages hereto).
 99.1   American Real Estate Investment Corporation Amended and Restated 1993 Omnibus
        Incentive Plan (incorporated by reference to Exhibit A of our Proxy Statement, filed with the Commission on November 24, 1998).
 99.2   Form of Restricted Stock Award Agreement.

ITEM 9. UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to section 15(d) or the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on January 13, 1999.

                                AMERICAN REAL ESTATE INVESTMENT CORPORATION

                                By:            /s/ JEFFREY E. KELTER
                                     -----------------------------------------
                                                 Jeffrey E. Kelter
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey E. Kelter, Timothy A. Peterson and Timothy E. McKenna, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this Registration Statement on Form S-8 and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all applications and other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents, or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                            ------------------------

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             NAME                           TITLE                      DATE
------------------------------  ------------------------------  -------------------

     /s/ DAVID F. MCBRIDE          Chairman, Secretary and
------------------------------       Director (Principal        January 13, 1999
       David F. McBride               Executive Officer)

    /s/ JEFFREY E. KELTER               President and
------------------------------       Director (Principal        January 13, 1999
      Jeffrey E. Kelter               Executive Officer)

   /s/ TIMOTHY A. PETERSON        Senior Vice President and
------------------------------     Chief Financial Officer      January 13, 1999
     Timothy A. Peterson        (Principal Financial Officer)

             NAME                           TITLE                      DATE
------------------------------  ------------------------------  -------------------

    /s/ TIMOTHY E. MCKENNA       Vice President--Finance and
------------------------------       Treasurer (Principal       January 13, 1999
      Timothy E. McKenna             Accounting Officer)

     /s/ TIMOTHY MCBRIDE
------------------------------             Director             January 13, 1999
       Timothy McBride

      /s/ ROBERT BRANSON
------------------------------             Director             January 13, 1999
        Robert Branson

     /s/ JAMES MULVIHILL
------------------------------             Director             January 13, 1999
       James Mulvihill

       /s/ EVAN ZUCKER
------------------------------             Director             January 13, 1999
         Evan Zucker

     /s/ FRANCESCO GALESI
------------------------------             Director             January 13, 1999
       Francesco Galesi

     /s/ MICHAEL FALCONE
------------------------------             Director             January 13, 1999
       Michael Falcone

       /s/ DAVID LESSER
------------------------------             Director             January 13, 1999
         David Lesser

                                 EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        4.1    Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to
               Exhibit 3.1 of our Form 8-K, filed with the Commission on December 22, 1997).

        4.2    By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 of our Form 8-K, filed with the
               Commission on December 22, 1997).

        4.3    Amended and Restated Agreement of Limited Partnership of American Real Estate Investment, L.P.
               (incorporated by reference to Exhibit 10.1 of our Form 8-K, filed with the Commission on December 22,
               1997).

        4.4    Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4(a) of our Amendment No.2 to Form S-11, filed with the Commission on October 8, 1993).

        5.1    Opinion of Rogers & Wells LLP (Counsel).

        5.2    Opinion of Piper & Marbury L.L.P. (Counsel).

       23.1    Consent of Rogers & Wells LLP (included in Exhibit 5.1).

       23.2    Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2).

       23.3    Consent of Arthur Andersen LLP.

       24      Powers of Attorney (included on signature pages hereto).

       99.1    American Real Estate Investment Corporation Amended and Restated 1993 Omnibus Incentive Plan
               (incorporated by reference to Exhibit A of our Proxy Statement, filed with the Commission on November
               24, 1998).

       99.2    Form of Restricted Stock Award Agreement.